UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(e)

Arch Therapeutics, Inc. (the “Company”) announced on August 20, 2015 that its Board of Directors (the “Board”) has appointed James R. Sulat, a director of Momenta Pharmaceuticals, Inc. (“Momenta”) since June 2008 and the Chairman of Momenta’s board of directors since December 2008, as a director of the Company effective August 19, 2015. Mr. Sulat’s appointment increases the number of the Company’s Board members from two to three.

Under the Company’s current compensation policy for non-employee directors, which was adopted March 23, 2014, Mr. Sulat will receive an annual cash fee of $50,000, which will be prorated for the current fiscal year. In addition, upon his appointment, Mr. Sulat was granted a stock option award under the Company’s 2013 Stock Incentive Plan exercisable for 200,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”), at an exercise price of $0.27 per share that will vest in equal increments over the next twelve months, subject to his continued service on the Board through each applicable vesting date (the “Option Grant”). The form of stock option award agreement pursuant to which the Option Grant was made was previously filed as Exhibit 10.13 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) on August 14, 2013 (File Number 000-54986).

While there is no arrangement or understanding under which Mr. Sulat was appointed to the Board, he has been both, directly and indirectly, an investor in and a consultant to the Company and its subsidiaries. On June 19, 2013, 2013, the Keyes Sulat Revocable Trust (the “Trust”), of which Mr. Sulat and his wife are co-trustees, purchased a convertible promissory note in the aggregate principal amount of $75,000 and warrants from the Company’s wholly-owned subsidiary, Arch Biosurgery, Inc. (“ABS”). Upon the closing of the Company’s reverse merger that became effective on June 26, 2013, the convertible promissory note was converted into 273,277 shares of our Common Stock and the warrants were cancelled. On June 13, 2013, the Company granted Mr. Sulat an option award to purchase 30,000 shares of Common Stock at an exercise price of $0.37 per share in consideration for services rendered to the Company as a consultant. Finally, on June 22, 2015, the Trust executed a subscription agreement with the Company to purchase 454,546 Units from the Company in the recent private placement financing that concluded on July 2, 2015 (the “2015 Private Placement Financing”). As disclosed in the Current Report on Form 8-K that the Company filed with the SEC on July 6, 2015, each Unit consisted of a share of Common Stock and a Series D Warrant to purchase a share of Common Stock at an exercise price of $0.25 per share at any time prior to the fifth anniversary of the issuance date of the Series D Warrant. Upon the initial closing of the 2015 Private Placement Financing on June 30, 2015, the Trust was issued 454,546 shares of Common Stock and a Series D Warrant to purchase an additional 454,546 shares of Common Stock at an exercise price of $0.25 per share.

Except as set forth above, there are no relationships between Mr. Sulat and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On August 20, 2015, the Company issued a press release announcing the Mr. Sulat’s appointment to the Board. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibit

(d) Exhibits

Exhibit	Description
99.1	Press Release issued by Arch Therapeutics, Inc. on August 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: August 20, 2015	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer

Exhibit List

Exhibit	Description
99.1	Press Release issued by Arch Therapeutics, Inc. on August 20, 2015